As filed with the Securities and Exchange Commission on May 30, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

HARVARD BIOSCIENCE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	04-3306140
(State of Incorporation)	(I.R.S. Employer Identification No.)

84 October Hill Road Holliston, Massachusetts	01746
(Address of Principal Executive Offices)	(Zip Code)

HARVARD BIOSCIENCE, INC.

EMPLOYEE STOCK PURCHASE PLAN

(Full Title of the Plan)

Jeffrey A. Duchemin, Chief Executive Officer

HARVARD BIOSCIENCE, INC.

84 October Hill Road

Holliston, Massachusetts 01746

(508) 893-8999

(Name, address, and telephone number, including area code, of agent for service)

With copies to:

Chad J. Porter

Burns & Levinson LLP

125 Summer Street

Boston, Massachusetts 02110

(617) 345-3000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

Calculation of Registration Fee

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.01 per share	350,000 shares	$2.31	$808,500	$98.00

(1)	This Registration Statement relates to 350,000 shares of Common Stock, par value $0.01 per share, of Harvard Bioscience, Inc. (“Common Stock”) available for issuance under the Harvard Bioscience, Inc. Employee Stock Purchase Plan (as amended, the “ESPP”); plus such indeterminate number of additional shares of Common Stock as may be required pursuant to the ESPP in the event of a stock dividend, stock split, split-up, recapitalization or other similar event.

(2)	This estimate is made pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended (the “Securities Act”), solely for the purpose of determining the amount of the registration fee. The registration fee is based upon the average of the high and low sales prices for a share of Common Stock on May 24, 2019, as reported on the NASDAQ Global Market.

INCORPORATION BY REFERENCE OF PRIOR REGISTRATION STATEMENT

This Registration Statement is filed by Harvard Bioscience, Inc. (the “Registrant”) for the purpose of registering pursuant to General Instruction E to Form S-8, 350,000 additional shares of the Registrant’s common stock, $0.01 par value per share (the “Common Stock”) under Amendment No. 4 to Harvard Bioscience, Inc. Employee Stock Purchase Plan (the “ESPP”). On April 5, 2019, the Registrant filed with the Securities and Exchange Commission (the “Commission”) a definitive proxy statement that included proposals to, among other things, increase the number of shares available for issuance under the ESPP by 350,000 shares of Common Stock. The proposal to increase the number of shares available for issuance under the ESPP was approved by the Registrant’s stockholders on May 16, 2019. This Registration Statement registers the 350,000 additional shares of Common Stock available for issuance under the ESPP.

The additional 350,000 shares of Common Stock available for issuance under the ESPP registered pursuant to this Registration Statement are the same class as those included on registration statements on Form S-8, and post-effective amendments thereto, filed on January 17, 2001 (File No. 333-53848), June 15, 2001 (File No. 333-53848), June 7, 2013 (File No. 333-189175) and June 5, 2017 (File No. 333-218497). The contents of all aforementioned Registration Statements, including any amendments thereto or filings incorporated therein, are incorporated herein by reference, except as modified herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information with the Commission. The following documents, which are on file with the Commission, are incorporated in this registration statement by reference:

(a) The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2018, filed with the Commission on March 18, 2019;

(b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act, since the end of the fiscal year covered by the Registrant’s Annual Report on Form 10-K described in (a) above; and

(c) The description of the Registrant’s Common Stock contained in the Registrant’s registration statement on Form 8-A (File No. 000-31923 ) filed with the Commission on November 9, 2000 under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits

The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Holliston, Massachusetts, on this 30th day of May, 2019.

HARVARD BIOSCIENCE, INC.

By:	/s/ JEFFREY A. DUCHEMIN
Jeffrey A. Duchemin, Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Jeffrey A. Duchemin and Kamalam Unninayar as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated. Each person listed below has signed this registration statement as an officer or director of Harvard Bioscience, Inc.

Signature	Title	Date

/s/ JEFFREY A. DUCHEMIN	Director and Chief Executive Officer	May 30, 2019
Jeffrey A. Duchemin	(Principal Executive Officer)

/s/ KAMALAM UNNINAYAR	Chief Financial Officer	May 30, 2019
Kamalam Unninayar	(Principal Financial Officer and Principal Accounting Officer)

/s/ JAMES GREEN	Director	May 30, 2019
James Green

/s/ JOHN F. KENNEDY	Director	May 30, 2019
John F. Kennedy

/s/ KATHERINE A. EADE	Director	May 30, 2019
Katherine A. Eade

/s/ BERTRAND LOY	Director	May 30, 2019
Bertrand Loy

/s/ THOMAS W. LOEWALD	Director	May 30, 2019
Thomas W. Loewald

EXHIBIT INDEX

Exhibit Number	Description
(1)3.1	Second Amended and Restated Certificate of Incorporation of Harvard Bioscience, Inc.

(1)3.2	Amended and Restated Bylaws of Harvard Bioscience, Inc.

(2)3.3	Amendment No. 1 to Amended and Restated Bylaws of Harvard Bioscience, Inc. (as adopted October 30, 2007)

(1)4.1	Specimen certificate for shares of Common Stock, $0.01 par value, of Harvard Bioscience, Inc.

(3)4.2	Amended and Restated Securityholders’ Agreement dated as of March 2, 1999 by and among Harvard Apparatus, Inc., Pioneer Partnership II, Pioneer Capital Corp., First New England Capital, L.P. and Citizens Capital, Inc. and Chane Graziano and David Green

(4)4.3	Harvard Bioscience, Inc. Employee Stock Purchase Plan, as amended

*5.1	Legal opinion from Burns & Levinson LLP

*23.1	Consent of Grant Thornton LLP, as independent registered public accounting firm

23.2	Consent of Burns & Levinson LLP (contained in the opinion filed as Exhibit 5.1 to this Registration Statement)

24.1	Power of attorney (included on the signature page to this Registration Statement)

*	Filed herewith.

(1)	Previously filed as an exhibit to the Company’s Registration Statement on Form S-1/A (File No. 333-45996) (filed on November 9, 2000) and incorporated by reference thereto.

(2)	Previously filed as an exhibit to the Company’s Current Report on Form 8-K (filed on November 1, 2007) and incorporated by reference thereto.

(3)	Previously filed as an exhibit to the Company’s Registration Statement on Form S-1/A (File No. 333-45996) (filed on October 25, 2000) and incorporated by reference thereto.

(4)	Previously filed as Appendix A to the Company’s Definitive Schedule 14A (Proxy Statement) (filed on April 5, 2019) and incorporated by reference thereto.